The securities evidenced hereby have not been registered under the Securities Act of 1933 (the "Act") or any state securities laws and must be held indefinitely unless they are transferred pursuant to an effective registration statement under the Act and any applicable state securities laws, or must be held until the receipt of an opinion of counsel satisfactory to the Company that registration is not required.

                                 PROMISSORY NOTE


$81,998.55                                                   February  24,  1998
                                                    Darlington,  South  Carolina

     FOR VALUE RECEIVED, the undersigned, George M. Harrison, Jr. ("Harrison") promises to pay to the order of Darlington Music Co., Inc., a South Carolina corporation (together with any holder hereof, the "Holder"), at 515 Congress Avenue, Suite 1200, Austin, Texas 78701 (or at such other place as the Holder may specify), in lawful money of the United States of America, the principal sum of Eighty-One Thousand, Nine Hundred Ninety-Eight Dollars and Fifty-Five Cents ($81,998.55) in payments of Twenty-Seven Thousand, Three Hundred Thirty-Two Dollars and Eighty-Five Cents ($27,332.85) plus accrued interest on December 15, 1998, December 15, 1999 and December 15, 2000. Unpaid principal hereunder shall bear interest at the rate of 8% per annum. Interest shall accrue from the date hereof. Interest shall be computed on the outstanding principal amount hereunder on the basis of the actual number of days elapsed over a year of 360 days. Whenever any payment hereunder shall become due, or otherwise would occur, on a day that is not a business day, such payment may be made on the next succeeding business day, and such extension of time shall in such case be included in the computation of interest, if applicable.

     Prepayment of principal and interest in whole or in part may be made at any time without penalty.

     Harrison: (i) promises to pay all expenses, including reasonable attorneys' fees, actually incurred in the enforcement or collection of this Promissory Note; (ii) agrees that no delay, failure to act or failure to exercise any right or remedy on the part of the Holder shall in any way affect or impair its obligations; and (iii) waives its rights to presentment, protest, demand and notice of dishonor, and further waives its rights to all other notices or demands that might otherwise be required by law.

     In the event of a default in the payment of any principal or interest when due under this Promissory Note, which default shall continue for a period of 30 days following receipt by Harrison of a written notice from the Holder, then the entire balance outstanding hereunder shall, at the option of the Holder, become forthwith due and payable, without presentment, notice of dishonor or protest for the payment of the whole or any part hereof, and the Holder shall be entitled to exercise cumulatively all other rights and privileges provided by law. Failure at any time to exercise the foregoing or any other rights by the Holder hereunder shall not constitute a waiver thereof, nor shall it be a bar to the exercise of any of the aforesaid options or rights at a later date.

     Time  is  of  the  essence  with  respect  to  this  Promissory  Note.

     The provisions of this Promissory Note are to be governed by and construed according to the laws of the State of South Carolina.

     IN WITNESS WHEREOF, Harrison has caused this Promissory Note to be duly executed and delivered as of the day and year first above written.




                                   /s/  George  M.  Harrison,  Jr.
                                   -------------------------------
                                   George  M.  Harrison,  Jr.

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